EXHIBIT 14
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                       CODE OF BUSINESS CONDUCT AND ETHICS
            (as approved by the Board of Directors on June 11, 2004)



THIS CODE APPLIES TO EVERY DIRECTOR, OFFICER (INCLUDING THE PRESIDENT AND PRINCIPAL FINANCIAL OFFICER), AND EMPLOYEE OF SBS INTERACTIVE, CO., (THE "COMPANY").

To further the Company's fundamental principles of honesty, loyalty, fairness and forthrightness, the Board of Directors of the Company (the "Board:") has established and adopted this Code of Business Conduct and Ethics (this "Code").

This Code strives to deter wrongdoing and promote the following six objectives:

o    honest and ethical conduct;

o    avoidance of conflicts of interest;

o    full, fair, accurate, timely and transparent disclosure;

o compliance with applicable government and self-regulatory organization laws, rules and regulations;

o    prompt internal reporting of Code violations; and

o    accountability for compliance with the Code.

Below, we discuss situations that require application of our fundamental principles and promotion of our objectives. If you believe there is a conflict between this Code and a specific procedure, please consult the Company's Board of Directors for guidance.

Each of our directors, officers and employees is expected to:

o understand the requirements of your position, including Company expectations and governmental rules and regulations that apply to your position;

o    comply with this Code and all applicable laws, rules and regulations;

o    report any violation of this Code of which you become aware; and

o    be accountable for complying with this Code.







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TABLE OF CONTENTS
================================================================================

ETHICS ADMINISTRATOR.........................................................  3

ACCOUNTING POLICIES..........................................................  3

AMENDMENTS AND MODIFICATIONS OF THIS CODE....................................  3

COMPLIANCE WITH LAWS, RULES AND REGULATIONS..................................  3

COMPUTER AND INFORMATION SYSTEMS.............................................  4

CONFIDENTIAL AND PROPRIETARY INFORMATION.....................................  4

DISCIPLINE FOR NONCOMPLIANCE WITH THIS CODE..................................  5

DISCLOSURE POLICIES AND CONTROLS.............................................  5

FILING OF GOVERNMENT REPORTS.................................................  5

INSIDER TRADING OR TIPPING...................................................  6

REPORTING VIOLATIONS OF THIS CODE............................................  7

WAIVERS......................................................................  7

CONCLUSION...................................................................  7



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ETHICS ADMINISTRATOR
================================================================================

All matters concerning this Code shall be heard by the Board of Directors.

ACCOUNTING POLICIES
================================================================================

The Company will make and keep books, records and accounts, which in reasonable detail accurately and fairly present the Company's transactions.

All directors, officers, employees and other persons are prohibited from directly or indirectly falsifying or causing to be false or misleading any financial or accounting book, record or account. You and others are expressly prohibited from directly or indirectly manipulating an audit, and from destroying or tampering with any record, document or tangible object with the intent to obstruct a pending or contemplated audit, review or federal investigation. The commission of, or participation in, one of these prohibited activities or other illegal conduct will subject you to federal penalties, as well as to punishment, up to and including termination of employment.

No director, officer or employee of the Company may directly or indirectly make or cause to be made a materially false or misleading statement, or omit to state, or cause another person to omit to state, any material fact necessary to make statements made not misleading, in connection with the audit of financial statements by independent accountants, the preparation of any required reports whether by independent or internal accountants, or any other work which involves or relates to the filing of a document with the Securities and Exchange Commission ("SEC").

AMENDMENTS AND MODIFICATIONS OF THIS CODE
================================================================================

There shall be no amendment or modification to this Code except upon approval by the Board of Directors.

In case of any amendment or modification of this Code that applies to an officer or director of the Company, the amendment or modification shall be posted on the Company's website within two days of the board vote or shall be otherwise disclosed as required by applicable law or the rules of any stock exchange or market on which the Company's securities are listed for trading. Notice posted on the website shall remain there for a period of twelve months and shall be retained in the Company's files as required by law.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS
================================================================================

The Company's goal and intention is to comply with the laws, rules and regulations by which we are governed. In fact, we strive to comply not only with


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requirements of the law but also with recognized compliance practices. All illegal activities or illegal conduct are prohibited whether or not they are specifically set forth in this Code.

Where law does not govern a situation or where the law is unclear or conflicting, you should discuss the situation with your supervisor, our CEO or the chairman of the Board of Directors, who may then direct you to our legal counsel. Business should always be conducted in a fair and forthright manner. Directors, officers and employees are expected to act according to high ethical standards.

COMPUTER AND INFORMATION SYSTEMS
================================================================================

For business purposes, officers and employees are provided telephones and computer workstations and software, including network access to computing systems such as the Internet and e-mail, to improve personal productivity and to efficiently manage proprietary information in a secure and reliable manner. You must obtain the permission from your supervisor or our CEO to install any software on any Company computer or connect any personal laptop to the Company network. As with other equipment and assets of the Company, we are each responsible for the appropriate use of these assets. Except for limited personal use of the Company's telephones and computer/e-mail, such equipment may be used only for business purposes. Officers and employees should not expect a right to privacy of their e-mail or Internet use. All e-mails or Internet use on Company equipment is subject to monitoring by the Company.

CONFIDENTIAL AND PROPRIETARY INFORMATION
================================================================================

It is the Company's policy to ensure that all operations, activities and business affairs of the Company and our business associates are kept confidential to the greatest extent possible. Confidential information includes all non-public information that might be of use to competitors, or that might be harmful to the Company or its customers if disclosed. Confidential and proprietary information about the Company or its business associates belongs to the Company, must be treated with strictest confidence and is not to be disclosed or discussed with others.

Unless otherwise agreed to in writing, confidential and proprietary information includes any and all information from which the Company may derive an economic benefit, including, but not limited to, methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature disclosed to the directors, officers or employees of the Company or otherwise made known to the Company as a consequence of or through employment or association with the Company (including information originated by the director, officer or employee). This can include, but is not limited to, information regarding the Company's business, products, processes, and services. It also can include information relating to research, development, inventions, trade secrets, intellectual property of any type or description, data, business plans, marketing strategies, engineering, contract negotiations, contents of the Company intranet and business methods or practices.

The following are examples of information that is not considered confidential:

o information that is in the public domain to the extent it is readily available;

o information that becomes generally known to the public other than by disclosure by the Company or a director, officer or employee; or

o information you receive from a party that is under no legal obligation of confidentiality with the Company with respect to such information.



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We have exclusive property rights to all confidential and proprietary information regarding the Company or our business associates. The unauthorized disclosure of this information could destroy its value to the Company and give others an unfair advantage. You are responsible for safeguarding Company information and complying with established security controls and procedures. All documents, records, notebooks, notes, memoranda and similar repositories of information containing information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or our operations and activities, including any copies thereof, unless otherwise agreed to in writing, belong to the Company and shall be held by you in trust solely for the benefit of the Company. Confidential or proprietary information must be delivered to the Company by you on the termination of your association with us or at any other time we request.

DISCIPLINE FOR NONCOMPLIANCE WITH THIS CODE
================================================================================

Disciplinary actions for violations of this Code can include oral or written reprimands, suspension or termination of employment or a potential civil lawsuit against you. The violation of laws, rules or regulations, which can subject the Company to fines and other penalties, may result in your criminal prosecution.

DISCLOSURE POLICIES AND CONTROLS
================================================================================

The continuing excellence of the Company's reputation depends upon our full and complete disclosure of important information about the Company that is used in the securities marketplace. Our financial and non-financial disclosures and filings with the SEC must be transparent, accurate and timely. We must all work together to insure that reliable, truthful and accurate information is disclosed to the public.

The Company must disclose to the SEC, current security holders and the investing public information that is required, and any additional information that may be necessary to ensure the required disclosures are not misleading or inaccurate. The Company requires you to participate in the disclosure process, which is overseen by our CEO and CFO. The disclosure process is designed to record, process, summarize and report material information as required by all applicable laws, rules and regulations. Participation in the disclosure process is a requirement of a public company, and full cooperation and participation by our CEO, CFO and, upon request, other employees in the disclosure process is a requirement of this Code.

Officers and employees must fully comply with their disclosure responsibilities in an accurate and timely manner or be subject to discipline of up to and including termination of employment.

FILING OF GOVERNMENT REPORTS
================================================================================

Any reports or information provided, on our behalf, to federal, state, local or foreign governments should be true, complete and accurate. Any omission, misstatement or lack of attention to detail could result in a violation of the reporting laws, rules and regulations.



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INSIDER TRADING OR TIPPING
================================================================================

Directors, officers and employees who are aware of material, non-public information from or about the Company (an "insider"), are not permitted, directly or through family members or other persons or entities, to:

o buy or sell securities (or derivatives relating to such securities) of the Company, or

o pass on, tip or disclose material, nonpublic information to others outside the Company including family and friends.

Such buying, selling or trading of securities may be punished by discipline, up to and including termination of employment; civil actions, resulting in penalties of up to three times the amount of profit gained or loss avoided by the inside trade or stock tip, or criminal actions, resulting in fines and jail time.

Examples of information that may be considered material, non-public information in some circumstances are:

o undisclosed annual, quarterly or monthly financial results, a change in earnings or earnings projections, or unexpected or unusual gains or losses in major operations;

o undisclosed negotiations and agreements regarding mergers, concessions, joint ventures, acquisitions, divestitures, business combinations or tender offers;

o    undisclosed major management changes;

o a substantial contract award or termination that has not been publicly disclosed;

o    a major lawsuit or claim that has not been publicly disclosed;

o the gain or loss of a significant customer or supplier that has not been publicly disclosed;

o    an undisclosed filing of a bankruptcy petition by the Company;

o    information that is considered confidential; and

o    any other undisclosed information that could affect our stock price.

The same policy also applies to securities issued by another company if you have acquired material, nonpublic information relating to such company in the course of your employment or affiliation with the Company.

When material information has been publicly disclosed, each insider must continue to refrain from buying or selling the securities in question until the third business day after the information has been publicly released to allow the markets time to absorb the information.



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REPORTING VIOLATIONS OF THIS CODE
================================================================================

You should be alert and sensitive to situations that could result in actions that might violate federal, state, or local laws or the standards of conduct set forth in this Code. If you believe your own conduct or that of a fellow employee may have violated any such laws or this Code, you have an obligation to report the matter.

Generally, you should raise such matters first with an immediate supervisor. However, if you are not comfortable bringing the matter up with your immediate supervisor, or do not believe the supervisor has dealt with the matter properly, then you should raise the matter with our CEO who may, if a law, rule or regulation is in question, then refer you to our legal counsel. The most important point is that possible violations should be reported and we support all means of reporting them.

Directors and officers should report any potential violations of this Code to the chairman of the Board of Directors or to our legal counsel.

We will not allow retaliation against an employee for reporting a possible violation of this Code in good faith. Retaliation for reporting a federal offense is illegal under federal law and prohibited under this Code. Retaliation for reporting any violation of a law, rule or regulation or a provision of this Code is prohibited. Retaliation will result in discipline, up to and including termination of employment, and may also result in criminal prosecution. However, if a reporting individual was involved in improper activity the individual may be appropriately disciplined even if he or she was the one who disclosed the matter to the Company. In these circumstances, we may consider the conduct of the reporting individual in reporting the information as a mitigating factor in any disciplinary decision.

WAIVERS
================================================================================

There shall be no waiver of any part of this Code for any director or officer except by a vote of the Board of Directors. In case a waiver of this Code is granted to a director or officer, the notice of such waiver shall be posted on our website within five days of the Board's vote or shall be otherwise disclosed as required by applicable law or the rules of any stock exchange or market on which the Company's securities are listed for trading. Notices posted on our website shall remain there for a period of 12 months and shall be retained in our files as required by law.

CONCLUSION
================================================================================

This Code is an attempt to point all of us at the Company in the right direction, but no document can achieve the level of principled compliance that we are seeking. In reality, each of us must strive every day to maintain our awareness of these issues and to comply with the Code's principles to the best of our abilities. Before we take an action, we must always ask ourselves:

o    Does it feel right?

o    Is this action ethical in every way?



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o    Is this action in compliance with the law?

o    Could my action create an appearance of impropriety?

o Am I trying to fool anyone, including myself, about the propriety of this action?

If an action would elicit the wrong answer to any of these questions, do not take it. We cannot expect perfection, but we do expect good faith. If you act in bad faith or fail to report illegal or unethical behavior, then you will be subject to disciplinary procedures. We hope that you agree that the best course of action is to be honest, forthright and loyal at all times.



























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